EXHIBIT 99.3

AERO VELOCITY, INC.

INTERIM FINANCIAL STATEMENTS

For the quarterly period ended September 30, 2025

AERO VELOCITY, INC.

FINANCIAL STATEMENTS

For the quarterly period ended September 30, 2025

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AERO VELOCITY, INC.

UNAUDITED BALANCE SHEETS

	September 30, 2025	December 31, 2024
Assets
Current Assets:
Cash and cash equivalents	$289,285	$544,182
Accounts receivable, net	178,200	240,322
Accounts receivable unbilled	-	45,984
Prepaid expenses	6,582	104,313
Total current assets	474,067	934,801

Property and equipment, net	617,219	624,456
Intangible assets, net	1,000	13,667
Other assets	196,028	-
Total Assets	$1,288,314	$1,572,924

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$109,195	$507,536
Accrued liabilities	161,887	28,312
Contract liabilities	125,189	347,671
Notes payable - current	1,296	35,273
Other current liabilities	25,457	-
Total current liabilities	423,024	918,792

Notes payable - long-term, net of discount	2,100,110	1,210,110
Other liabilities	-	17,927
Total Liabilities	2,523,134	2,146,829

Commitments and Contingencies (Note 9)

Total Stockholders’ Deficit	(1,234,820)	(573,905)

Total Liabilities and Stockholders’ Deficit	$1,288,314	$1,572,924

The accompanying notes are an integral part of these unaudited financial statements

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AERO VELOCITY, INC.

UNAUDITED STATEMENT OF OPERATIONS

	Three months ended September 30, 2025	Nine months ended September 30, 2025
Revenues	$346,906	$2,537,428
Cost of revenue (exclusive of depreciation and amortization presented below)	383,286	942,295
Gross profit (loss)	(36,380)	1,595,133

Operating expenses:
Depreciation and amortization	37,439	112,657
General and administrative	867,433	2,291,121
Impairment of intangible assets	-	9,333
Total costs and expenses	904,872	2,413,111
Operating loss	(941,252)	(817,978)

Other (income) expense:
Gain on bargain purchase	-	-
Other income, net	(2,468)	(8,059)
Interest expense, net	25,051	64,951
Total other (income) expense, net	22,583	56,892
Loss before income taxes	(963,835)	(874,870)
Income tax benefit	(244,044)	(213,955)
Net loss	$(719,791)	$(660,915)

The accompanying notes are an integral part of these unaudited financial statements

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AERO VELOCITY, INC.

UNAUDITED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Accumulated Deficit	Total Stockholders’ Deficit
Balance at June 30, 2025	$(515,029)	$(515,029)
Net loss	(719,791)	(719,911)
Balance at September 30, 2025	$(1,234,820)	$(1,234,820)

	Accumulated Deficit	Total Stockholders’ Deficit
Balance at December 31, 2024	$(573,905)	$(573,905)
Net loss	(660,915)	(660,915)
Balance at September 30, 2025	$(1,234,820)	$(1,234,820)

The accompanying notes are an integral part of these unaudited financial statements

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AERO VELOCITY, INC.

UNAUDITED STATEMENT OF CASH FLOWS

Nine months ended September 30, 2025
Cash flows from operating activities:
Net income	$(660,915)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	112,657
Non-cash interest expense	67,435
Deferred income taxes	(213,955)
Gain on sale of property and equipment	(5,591)
Impairment of intangible assets	9,333
Changes in operating assets and liabilities:
Accounts receivable, including unbilled	108,106
Other current assets	97,731
Accounts payable	(398,341)
Accrued liabilities	66,140
Contract liabilities	(222,482)
Other current liabilities	25,457
Net cash used in operating activities	(1,014,425)

Cash flows from investing activities:
Capital expenditures	(101,494)
Proceeds from sale of property and equipment	4,999
Net cash used in investing activities	(96,495)

Cash flows from financing activities:
Payments on notes payable	(447,039)
Proceeds from notes payable	1,303,062
Net cash from financing activities	856,023

Net change in cash and cash equivalents	(254,897)

Cash and cash equivalents, beginning of period	544,182
Cash and cash equivalents, end of period	$289,285

Supplemental disclosure of cash flow information:
Cash paid for interest	$-
Cash paid for taxes	$-

The accompanying notes are an integral part of these unaudited financial statements

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

1. Description of the Business

Aero Velocity, Inc. (“the Company” or “Aero”)  is a private equity-backed company that emerged from a divesture of Workhorse Group, Inc. (“Workhorse”) in June 2024, after nearly a decade of operating as Workhorse Aero.  On June 6, 2024, the Company entered into an agreement with Workhorse to purchase the assets of their drone business in exchange for 50% of operating cash flow for the first 12 months following the agreement.  No cash was exchanged at the time of the agreement. The acquisition was completed as a part of the divestiture. The acquisition was accounted for as a business combination using the acquisition method in accordance with Accounting Standards Codification (ASC) 805, Business Combinations, because the acquired assets met the definition of a business, which includes inputs, processes, and outputs capable of generating revenue.

Under this agreement, Aero is obligated to pay Workhorse 50% of Aero's operating cash flow for the 12-month period ended June 30, 2025. The payment is contingent upon the operating cash flow (defined as “revenue paid in cash minus operating expenses paid in cash” per the agreement) generated during this period and will be due in 2025 pending agreement of the calculation of operating cash flows between Aero and Workhorse. The Company has assessed this obligation and recognizes the potential financial impact in accordance with applicable accounting standards. At the date of the acquisition, the estimated fair value of the contingent liability was $0 as the projected operating cash flow is expected to be negative. The fair value of the net assets acquired exceeded the total consideration transferred, resulting in a gain on bargain purchase of $309,066, which is recognized in the consolidated statement of operations as of the acquisition date. The contingent liability is no longer subject to remeasurement, as the terms have been finalized as of the date the financial statements were issued. As of September 30, 2025, the value of the contingent liability remains at $0. Accordingly, no subsequent changes have been recognized in earnings.

The following table summarizes the allocation of the purchase price to the identifiable assets acquired, based on their estimated fair values as of the acquisition date:

June 6, 2024
Accounts receivable - Workhorse	$120,000
Property and equipment	297,066
Intangible assets	12,000
Contract liability	(120,000)
Consideration transferred	-
Gain on bargain purchase	$309,066

In connection with the acquisition, the Company measured the identifiable assets acquired and the contingent consideration at fair value in accordance with ASC 820, Fair Value Measurement. Property and equipment and intangible assets acquired were measured using a market approach and considered Level 2 measurements due to the use of observable inputs of equivalent assets, such as market listings for similar assets. The contingent consideration was measured using the twelve-month operating cash flow forecast.

The Company is a leading provider of advanced drone services, specializing in lidar and multispectral data acquisition for diverse industries. The Company serves as a trusted partner to its customers, leveraging its expertise in cutting-edge data capture and drone technology solutions developed through collaborations with industry innovators. Aero also provides comprehensive drone maintenance, repair, warranty, and fleet support services, drawing on over 10 years of experience in drone maintenance and manufacturing.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

2. Summary of Significant Accounting Policies

The accompanying financial statements present the financial position and results of operations of the Company as of and for the three and nine months ended September 30, 2025. The Company was established on June 6, 2024 as an acquisition from Workhorse. Accordingly, there is no prior comparative interim information presented in accordance with Rule 10-01(b)(1) of Regulation S-X. Management believes the financial information included herein reflects all necessary adjustments and disclosures to fairly present the Company’s financial position, results of operations, changes in stockholders’ deficit, and cash flows for the periods presented.

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of Presentation – The  accompanying financial statements have been prepared using the accrual basis of accounting in accordance with accounting principles generally accept in the United States of America (“U.S. GAAP”), and in the opinion of management, include all adjustments (consisting of normal, recurring adjustments, unless otherwise disclosed) necessary for a fair statement of the results of operations, financial position, cash flows, and changes in stockholders’ deficit for each period presented.

Interim Financial Reporting – We have prepared these unaudited financial statements in accordance with U.S. GAAP for interim financial statements. Accordingly, these statements do not include all information and footnote disclosures required for annual statements, and the results of operations for interim periods are not necessarily indicative of the results expected for the full year. While we believe the disclosures presented are adequate for interim reporting, these interim unaudited financial statements should be read in conjunction with the audited annual financial statements for the year ended December 31, 2024.

Out of Period Adjustment – During the three months ended March 31, 2025, the Company recorded an out of period adjustment of $15,508 related to our payroll entries that reduced our Liabilities and Expenses related to Cost of Sales and General and Administrative expenses which were incorrectly presented in our 2024 financial statements.

The payroll entries in 2024 had coding errors which incorrectly resulted in the recognition of $14,793 of expense related to a 401k program that should have had no impact to the Statement of Operations, as the company did not, and still does not have a company match. In addition, at year end the payroll tax expense had an unreconciled amount of $30,596 which was reversed to Other Accrued Liabilities. It was later determined that the payroll tax amounts were correct and should not have been reversed. The net of these two errors resulted in understated expenses of $15,508 and overstated liabilities for the same amount in 2024.

Management identified that the errors were the result of the incorrect setup of the automated entries derived from the payroll vendor processing in 2024 specifically with respect to the treatment of the 401k withholding and the payroll tax remittances, which resulted in errors in the coding of the payroll journals. As of September 30, 2025, the $15,508 reduction to Other Accrued Liabilities remains while there is no additional impact to our Statement of Operations for the three months ended June 30, 2025 and September 30, 2025. Management has evaluated the impact of the errors, both qualitatively and quantitatively, and determined that they were not material to the financial statements for the periods ended December 31, 2024, March 31, 2025, June 30, 2025, or September 30, 2025.

Going Concern – The accompanying financial statements have been prepared on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. In assessing the appropriateness of the going concern assumption, management has considered the Company’s current financial position, future cash flow forecasts, and available financing facilities. While the Company incurred net loss and had negative operating cash flows during the nine months ended September 30, 2025, subsequent developments including improved recent financial performance, access to additional financing, and continued expansion in operations, have supported the going concern assessment. Based on this evaluation, management has concluded that there is no substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date the financial statements are issued.

Use of Estimates – The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Significant items subject to such estimates and assumptions include the (i) estimates of future costs to complete customer contracts recognized over time and (ii) valuation allowances for deferred income tax assets. Actual results could differ from those estimates.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Cash and Cash Equivalents – The Company classifies all highly-liquid instruments with an original maturity of three months or less as cash equivalents. The Company maintains cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits of $250,000.

Accounts Receivable – Accounts receivable are stated at amounts management expects to collect from outstanding balances. Credit is extended to customers based upon evaluation of the customer’s financial condition, and collateral is not required. Management provides for probable uncollectible amounts through a charge to General and administrative expense within the Statement of Operations) and a credit to a valuation allowance based on its assessment of the status of individual accounts. Balances still outstanding after management has used reasonable collection efforts are written off from the valuation allowance and a credit to accounts receivable. As of September 30, 2025 and December 31, 2024, there were no allowances for doubtful accounts.

Revenue – The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. Revenue is recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The determination of the timing of revenue recognition and the measurement of the transaction price involves judgments and estimates that may impact the amounts reported.

The Company recognizes revenue based on a five-step model when all of the following criteria have been met: (i) a contract with a customer exists, (ii) performance obligations have been identified, (iii) the price to the customer has been determined, (iv) the price to the customer has been allocated to the performance obligations, and (v) performance obligations are satisfied.

The performance obligations under service agreements generally are satisfied over time as the service is provided. Revenue under these contracts is recognized over time using an input measure of progress (typically based on acres scanned to date.)

Performance obligations for product sales are typically satisfied at a point in time. This occurs when control of the products is transferred to the customer, which generally is when title and risk of loss have passed to the customer.

Taxes Collected from Customers - In the course of doing business, the company collects taxes from customers, including but not limited to sales taxes. It is the Company’s policy to record these taxes on a net basis in the statement of operations; therefore, the company does not include the taxes collected as a component of revenues.

Cost of revenue – Cost of revenue primarily include direct and indirect materials, manufacturing overhead, and shipping and logistics costs.

General and Administrative Expenses – General and administrative expenses generally consist of personnel and facilities costs as well as fees for professional and contract services.

Concentrations of Credit Risk – The Company has a limited number of customers and vendors. For the three months ended September 30, 2025, three customers accounted for approximately 95% of total revenues, with individual customer concentrations of 49%, 36% and 10%. For the nine months ended September 30, 2025, one customer accounted for approximately 69% of total revenues. As of September 30, 2025, two customers accounted for approximately 97% of total accounts receivable and four vendors accounted for 82% of total accounts payable, with individual vendor concentrations of 43%, 16%, 12%, and 11%. As of December 31, 2024, three customers accounted for approximately 90% of total accounts receivable, with individual customer concentrations of 48%, 27%, and 15%, and two vendors accounted for approximately 81% of total accounts payable, with individual vendor concentrations of 69% and 12%. Loss of these customers or vendors could have a material adverse impact on the Company.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Contract Assets and Liabilities – Contracts with customers usually stipulate the timing of payment, which is defined by the terms found within the various contracts under which work was performed during the period.  Therefore, contract assets and liabilities are created when the timing of costs incurred on work performed does not coincide with the billing terms, which frequently include retention provisions contained in each contract.

The Company’s balance sheet may present contract assets which would include unbilled revenue associated with contract work that has been completed and billed but not paid by customers, which are presented in accounts receivable. The Company’s balance sheets may also present contract liabilities, which contain deferred revenue, which represent amounts received for which revenue has not yet been earned as the service has not yet been provided.

Property and Equipment, net – Property and equipment, net are carried at cost net of accumulated depreciation. Certain assets were acquired in accordance with the agreement concluded with Workhorse in June 2024, the value of the acquired assets represents fair value of the assets as of the date of the agreement. Depreciation is provided on the straight-line method over the assets’ estimated service lives. Leasehold improvements are amortized using the straight -line method over the shorter of the remaining lives of the respective leases or the services of the improvements. Expenditures for maintenance and repairs are charged to expense in the period in which they are incurred, and betterments are capitalized if the life of the underlying asset is extended. The cost of assets sold or abandoned, and the related accumulated depreciation are eliminated from the balance sheet and any gains or losses are reflected in the accompanying Statement of Operations of the respective period.

Intangible Assets, net – Intangible assets include domains and internal use software. Certain of the intangible assets were acquired in accordance with the agreement concluded with Workhorse in June 2024 and the value of the acquired assets represents fair value of the assets as of the date of the agreement. Intangible assets are recognized at cost when acquired or as the accumulation of certain costs when internally developed (in accordance with ASC 350-40, Internal-Use Software) and are carried net of accumulated amortization and impairment losses, if any. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. Once placed in service, intangible assets are amortized using the straight-line method over the assets’ estimated useful lives.

Income Taxes – The Company accounts for income taxes in accordance with ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the financial statement carrying amounts of assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse.

During the nine months ended September 30, 2025, the Company recognized income tax benefit along with a partially offsetting income tax expense, resulting from its deferred tax assets and liabilities. Deferred tax assets primarily relate to accrued expenses not yet deductible for tax purposes and net operating loss carryforwards. Deferred tax liabilities primarily related to temporary differences associated with depreciation of property and equipment for tax purposes in excess of book depreciation and the timing of revenue recognition related to deferred revenue. Deferred tax assets and liabilities are presented net by tax jurisdiction.

Net operating loss carryforwards are recognized as deferred tax assets to the extent that realization is considered more likely than not based on expected future taxable income and other available evidence. Company has evaluated the realizability of its deferred tax assets and determined that it is more likely than not that the full amount will be realized based on expected future taxable income and the reversal of existing taxable temporary differences. Accordingly, no valuation allowance has been recorded as of September 30, 2025.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which a change in judgment occurs. The Company had no material uncertain tax positions as of September 30, 2025 and December 31, 2024.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

3. Prepaid Expenses

Prepaid expenses consisted of the following:

	September 30, 2025	December 31, 2024
Prepaid insurance	$-	$44,608
Other prepayments	6,582	59,705
Total prepaid expenses	$6,582	$104,313

4. Property and Equipment, net

Property and equipment consisted of the following:

	Useful Life (years)	September 30, 2025	December 31, 2024
Property & equipment	5	$658,578	$658,578
Technology hardware equipment	3	7,700	7,700
Construction in progress	N/A	91,000	-
Total		757,278	666,278
Less accumulated depreciation		(140,059)	(41,822)
Total property & equipment, net		$617,219	$624,456

Depreciation expense for the three months ended September 30, 2025 was $36,439 and for the nine months ended September 30, 2025 was $109,323.

5. Intangible Assets, net

Intangible assets consisted of the following:

	Useful Life (years)	September 30, 2025	December 31, 2024
Domains	3	$-	$12,000
Internal use software	1	4,000	4,000
Total		4,000	16,000
Less accumulated amortization		(3,000)	(2,333)
Total intangible assets, net		$1,000	$13,667

Amortization expense for the three months ended September 30, 2025 was $1,000 and for the nine months ended September 30, 2025 was $3,334.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

During the nine months ended September 30, 2025, the Company recognized an impairment loss of $9,333 related to domains, which is included in the Statement of Operations as Impairment of intangible assets. The impairment related to acquired domain names that were fully written off during the three month period ended March 31, 2025, as they currently have no commercial use or value, and the Company has no plans to restore or reinstate their usage. As a result, the domains were deemed to have no recoverable amount. The assets were written down to a carrying value of $0, with fair value determined based on management’s assessment that no fair value or future economic benefit remains.

6. Long-Term Debt

The Company’s long-term debt arrangements consist of the following:

	September 30, 2025	December 31, 2024
Promissory Notes	$2,100,110	$1,210,110
Insurance Financing	1,296	35,273
Total debt	2,101,406	1,245,383
Less: current portion	(1,296)	(35,273)
Total long-term debt	$2,100,110	$1,210,110

On July 18, 2024, Aero Velocity Inc. (“Borrower”) and ATW Opportunities Master Fund II, L.P., (“Lender”) concluded the agreement on a Promissory Note for the principal amount of $5,000,000 or the aggregate amount of all unpaid advances made under the terms of the Note. The Note accrues interest at an annual rate of 5.06%, calculated on a 360-day year basis. All outstanding principal and accrued interest are due on the 24-month anniversary of the Note, with repayment first applied to accrued interest and then to principal. Interest expense related to notes payable was $25,171 for the three months ended September 30, 2025 and $66,176 for the nine months ended September 30, 2025.

Insurance financing – The Company finances a portion of its insurance premiums through third-party lenders. These financing arrangements with Assured Partners are typically short-term in nature and are used to manage working capital. Under the terms of these agreements, the Company makes a down payment at the inception of the policy and agrees to repay the remaining premium balance in equal monthly installments, including applicable interest and fees, over the term of the insurance policy, generally not exceeding 12 months. The agreements bear an annual interest rate of 12.6%. All agreements matured in July 2025. As of September 30, 2025 and December 31, 2024, the total outstanding balance under these arrangements was $1,296 and $35,273, respectively. Interest expense related to insurance financing was $0 for the three months ended September 30, 2025 and $1,259 for the nine months ended September 30, 2025.

7. Income Taxes

For the three months ended September 30, 2025, the Company recorded an income tax benefit of $244,044 comprising a current income tax benefit of $6,897 and a deferred tax benefit of $237,147. For the nine months ended September 30, 2025, the Company recorded an income tax benefit of $213,955, comprising a current income tax expense of $0 and a deferred tax benefit of $213,955. Income tax expense/benefit was estimated using the annual effective tax rate method, which applies management’s estimate of the expected full-year tax rate to year-to-date pre-tax income (loss).

As of September 30, 2025, the Company had approximately $1,141,235 of net operating loss carryforwards that may be carried forward indefinitely but limited to offsetting 80% of taxable income in any future year.

There were no significant discrete tax items recognized during the period. Additionally, there were no material changes in uncertain tax positions or valuation allowances compared to December 31, 2024.

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AERO VELOCITY, INC.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

8. Commitments and Contingencies

Litigation – From time to time, we may be subject to litigation and other claims in the normal course of business. As of September 30, 2025 and December 31, 2024, the Company was not subject to any material commitments or contingencies, including legal proceedings, guarantees, environmental obligations, or other contractual commitments, that would require disclosure under U.S. GAAP, and no amounts have been accrued in the financial statements with respect to any matters.

9. Related Party Transactions

As of September 30, 2025, the Company had an outstanding note payable to its sole investor, ATW Opportunities Master Fund II, L.P., who is considered a related party. The loan was made to fund working capital requirements. Additional details regarding this note, including its terms, are disclosed in Note 7 – Long-Term Debt. The balance of the related party note payable as of September 30, 2025 was $2,100,110, and interest expense related to notes payable was $25,171 for the three months ended September 30, 2025 and $66,176 for the nine months ended September 30, 2025.

10. Subsequent Events

We have evaluated the effects of events that have occurred subsequent to September 30, 2025, for potential recognition or disclosure through November 19, 2025, the date the financial statements were issued, and there have been no material events that would require recognition in the financial statements or disclosure in the associated notes accompanying the financial statements.

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